UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the Board of Directors (the “Board”) of Aura Biosciences, Inc. (the “Company”) increased the size of the Board from six to seven directors and unanimously appointed Teresa Marie Bitetti, MBA, as a Class II director, effective March 31, 2025 (the “Effective Date”), to fill the newly created vacancy. Ms. Bitetti’s term will expire at the Company’s 2026 annual meeting of stockholders. Ms. Bitetti also has been appointed to the Compensation Committee of the Board, effective on the Effective Date. The Board has determined that Ms. Bitetti qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC.

For her service on the Board, Ms. Bitetti is eligible to receive the same cash compensation as the Company’s other non-employee directors, in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), which was filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40971) on August 8, 2024. Consistent with the Policy, Ms. Bitetti has received an initial, one-time stock option award to purchase 29,000 shares (the “Initial Option Award”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), and an initial, one-time restricted stock unit award covering 21,000 shares of Common Stock (together with the Initial Option Award, the “Initial Award”). The Initial Award will vest in equal annual installments over three years. Vesting of the Initial Award will generally cease if Ms. Bitetti ceases to serve on the Board.

In addition, Ms. Bitetti will enter into an indemnification agreement with the Company, the form of which was filed with the SEC as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-260156) on October 25, 2021, pursuant to which the Company may be required, among other things, to indemnify Ms. Bitetti for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.

There are currently no arrangements or understandings between Ms. Bitetti and any other person pursuant to which Ms. Bitetti was appointed to the Board and there are no family relationships between Ms. Bitetti and any of the Company’s directors or executive officers. There are currently no transactions in which Ms. Bitetti has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Ms. Bitetti’s appointment to the Board is attached hereto as Exhibit 99.1 and shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated April 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Biosciences, Inc.

Date:	April 2, 2025	By:	/s/ Elisabet de los Pinos, Ph.D.
Elisabet de los Pinos, Ph.D. Chief Executive Officer